SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2011

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-2086
(Address of Principal Executive Offices)	(Zip Code)

+(352) 24 87 99 20
Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Intelsat S.A. hereby furnishes the following capital expenditures guidance information.

Capital Expenditures for 2010 to 2013

Intelsat S.A. today announced actual capital expenditures for the year ended December 31, 2010 and the annual capital expenditure guidance for the three fiscal years beginning January 1, 2011 and ending December 31, 2013 (the “Guidance Period”). Our capital expenditures information and guidance includes capitalized interest, but excludes capital expenditures associated with the Intelsat New Dawn satellite expected to be launched by our New Dawn joint venture in 2011.

Capital expenditures for 2010 totaled $932 million. We expect our 2011 total capital expenditures to range from $725 million to $800 million, reflecting the fact that a portion of the capital expenditures that was previously expected to be incurred in 2011 was accelerated into 2010, and another portion also previously expected to be incurred in 2011 is now expected to be incurred in 2012. Capital expenditures for fiscal 2012 are expected to range from $575 million to $650 million, and in 2013 are expected to range from $175 million to $250 million.

We have eight satellites in development, including Intelsat New Dawn, that are expected to be launched during the Guidance Period. In addition to these announced programs, we expect to procure one additional replacement satellite during the Guidance Period. By the conclusion of the Guidance Period, we expect our total station-kept transponder count to increase modestly from current levels.

The forward-looking statements made in this report reflect our current intentions and beliefs about our capital expenditures. These forward-looking statements speak only as of the date hereof and are not guarantees of actual capital expenditures and are subject to uncertainties and other factors, many of which are outside of our control. The amounts and timing of our actual capital expenditures may differ from our expected capital expenditures and there can be no assurance that we will incur the capital expenditures described in this report or that we will be able to fund these capital expenditures in the future.

Safe Harbor Statement

Some of the statements in this report constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this report reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include changes in our expected capital expenditures during 2011 and the next several years due to any or all of the risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission referred to below. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2009 and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this report with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The information in this item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011

INTELSAT S.A.

By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President &
Chief Financial Officer